Exhibit 99.1


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                                    [LOGO]

                               STOCK ORDER FORM

DEADLINE
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This order form,  properly executed     ----------------------------------------
and with the full  payment  must be
received  by  12:00  noon,  Eastern     Total
Time on ________ __, 1996, and will     Number of           Purchase     Total
be  deemed  received  upon the date     Shares              Price        Amount
and  the  time of  delivery  of the
form to one of our offices.  Please                      X  $10.00     = $
submit   your   order   using   the     ---------           ---------     ------
enclosed  postage-paid  envelope or
hand-delivering  the order  form to
the  office  of  Amsterdam  Federal
Savings and Loan Association.           ----------------------------------------


NUMBER OF SHARES
- ----------------

Fill in the  number of  shares  you     ----------------------------------------
wish  to  purchase  and  the  total     [ ]   Enclosed is a check or money order
amount  due. No  fractional  shares           payable to AFSALA Bancorp, Inc.
will be issued.  The minimum  order           for $
is 25 shares and the maximum  order                --------------.
is  $150,000  of the  total  shares
sold  in the  Conversion.  See  the     [  ]  I authorize withdrawal from the
Prospectus  for  a  description  of           following Amsterdam Federal
purchase limitations, including how           accounts(s):
to determine whether your purchases
will   be   aggregated   with   any           Account Number(s)     Amount
associates  or  persons  acting  in
concert.                                                            $
                                              ------------------     -----------
                                                                    $
METHOD OF PAYMENT                             ------------------     -----------
- -----------------                                                   $
                                              ------------------     -----------
Check the appropriate  box(es). You
may pay by  cash,  check,  or money           Total withdrawal      $
order.  If paying by check or money                                  -----------
order,  please  make it  payable to           No penalty for early withdrawal.
AFSALA  Bancorp,  Inc. If paying by
cash,   please   hand-deliver  your     ----------------------------------------
order  form.  For orders of $25,000
or  more,  payment  must be made by
certified  check  or  money  order.
Your  funds will earn  interest  at
the interest  rate paid on passbook     ----------------------------------------
savings  accounts  from the date of
receipt   until  the   offering  is     ----------------------------------------
completed. You may also wish to pay     Names(s) in which stock is to be
by authorizing withdrawal from your     registered.
Amsterdam  Federal Savings and Loan
Association  savings or certificate     ----------------------------------------
account(s).     If     paying    by     Names(s) in which stock is to be
withdrawal,    please    list   the     registered.
appropriate    account   number(s);
these    designated    funds   will
continue  to earn  interest  at the     ----------------------------------------
contractual  rate,  but  cannot  be     Address
withdrawn   by   you.    (For   IRA
transactions, please call the stock
center as soon as possible.)            ----------------------------------------
                                        City                   County

STOCK REGISTRATION
- ------------------                      ----------------------------------------
Print the name(s) in which you want     State                  Zip Code
the stock registered.  If you are a
voting  member,   to  protect  your
priority  over other  purchasers as     ----------------------------------------
described  in  the  Prospectus  and     Social Security # or Tax ID #
Proxy  Statement,   you  must  take
ownership  in at  least  one of the
account holders' names.

Enter the  Social  Security  Number    [ ]  Individual  [ ] Joint Tenants
(or   Tax   I.D.   Number)   of   a
registered  owner.  Only one number    [ ]  Tenants in Common
is required.
                                       [ ]  Uniform Transfer to Minors
Indicate  the  manner  in which you
wish to take  ownership by checking    [ ]  Other
the appropriate  box. If necessary,
check  "Other"  and note  ownership
such  as  corporation,   estate  or    -----------------------------------------
trust.  If stock is purchased for a
trust,   the  date  of  the   trust
agreement  and trust  title must be
included.  See the reverse  side of
this    form    for    registration
guidelines.

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                             AFSALA BANCORP, INC.

                       GUIDELINES FOR REGISTERING STOCK

For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your AFSALA Bancorp, Inc. stock certificate(s). If you have any questions, please consult your legal advisor. Stock ownership must be registered in one of the following manners:

- --------------------------------------------------------------------------------

INDIVIDUAL Avod the use of two initials.  Include the first given name,  middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc.

- --------------------------------------------------------------------------------

JOINT Jointownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and," do not connect with "or". Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). TENANTS IN COMMON Tenants in common may be specified to identify two or more owners. When stock is held in a tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

- --------------------------------------------------------------------------------

REVISED Stock may be held in the name of a custodian for a minor under the UNIFORM Revised Uniform Gifts to Minors (or, the Uniform Transfers to Minors) GIFTS laws of the individual states. There may be only one custodian and one TO MINORS minor designated on a stock certificate. The standard abbreviation of custodian is "CUST," while the description "Revised Uniform Gifts to Minors Act" is abbreviated "REV UNIF GIFT MIN ACT." Standard U.S.
          Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the New York Revised Uniform Gifts to Minors Act will be abbreviated.

                     JOHN P. JONES CUST SUSAN A. JONES
                     REV UNIF GIFT MIN ACT

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FIDUCIARIES
          Stock held in a fiduciary capacity must contain the following:
          1.        The name(s) of the fiduciary --
                    * If an individual, list the first given name, middle
                      initial, and last name.
                    * If a corporation, list the corporate title.
                    * If an individual and a corporation, list the corporation's title before the initial.
          2.        The fiduciary capacity --
                    * Administrator
                    * Conservator
                    * Committee
                    * Executor
                    * Trustee
                    * Personal Representative
                    * Custodian
          3.        The  type  of document governing the fiduciary relationship.
                    Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
          4. The date of document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
          5.        Either of the following:
                       The name of the maker, donor or testator
                                    or
                        The name of the beneficiary
                        Example of Fiduciary Ownership:
                        JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                        UNDER AGREEMENT DATED ___/___/93





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NASD AFFILIATIONS
- -----------------

Please   refer   to  the   National       [ ] Check here and initial  below  if
Association of Securities  Dealers,           you are a member of the NASD or a
Inc., ("NASD")  affiliation section           person  associated  with  an NASD
and check the box,  if  applicable.           member  or   a   partner  with  a
The   NASD    Interpretation   With           securities brokerage  firm  or  a
Respect    to    Free-Riding    and           member of the immediate family of
Withholding (the  "Interpretation")           any such person to whose  support
restricts the sale of a "hot issue"           such person contributes  directly
(securities that trade at a premium           or indirectly or if you  have  an
in   the   aftermarket)   to   NASD           account in which a NASD member or
members,  persons  associated  with           a person associated with  a  NASD
NASD  members   (i.e.,   an  owner,           member has a beneficial interest.
director,     officer,     partner,           I agree (i) not to sell, transfer
employee,   or   agent  of  a  NASD           or hypothecate  the  stock  for a
member)  and  certain   members  of           period  of  150   days  following
their  families.  Such  persons are           issuance, and (ii) to report this
requested  to  indicate  that  they           stock purchase in writing to  the
will comply with certain conditions           applicable  NASD member  I  am
required for an exemption  from the           associated with within one day of
restrictions.                                 the payment for the stock.
                                              (Initials)
TELEPHONE INFORMATION                                   ------------------------
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Please  enter both a daytime and an           Daytime Phone (   )
evening  telephone number where you                              ---------------
may  be  reached  in the  event  we           Evening Phone (   )
cannot execute your order as given.                              ---------------
Please include your area code.


                                ACKNOWLEDGMENT
                                --------------

I  (WE)   ACKNOWLEDGE   THAT   THIS       I (we) understand that, after receipt
SECURITY  IS NOT A SAVINGS  ACCOUNT       by AFSALA Bancorp, Inc.,  this  order
OR  DEPOSIT  AND IS  NOT  FEDERALLY       may  not  be  modified  or  withdrawn
INSURED  AND IS NOT  GUARANTEED  BY       without the consent of AFSALA Bancorp,
AMSTERDAM  FEDERAL SAVINGS AND LOAN       Inc. or Amsterdam Federal Savings  and
ASSOCIATION    OR    THE    FEDERAL       Loan  Association.   Further,  I (we)
GOVERNMENT.                               certify that my (out)  purchase  does
                                          not  conflict   with   the   purchase
I (we) further  certify that I (we)       limitations in the Plan of Conversion.
received  a  Prospectus   prior  to       Under penalties  of  perjury,  I  (we)
purchasing   the  Common  Stock  of       certify that: (1) the Social Security
AFSALA     Bancorp,     Inc.    and       Number or Tax  Identification  Number
acknowledge     the    terms    and       given above is correct; and (2) I (we)
conditions  described therein.  The       am  (are)  not  subject  to   backup
Prospectus  that  I  (we)  received       withholdling.  Instructions: You must
contains disclosure  concerning the                      ----------------------
nature   of  the   security   being       cross out #2 above if you  have  been
offered  and  describes  the  risks       -------------------------------------
involved  in  the  investment.  See       notified   by  the  Internal  Revenue
"Risk Factors" on pages 1 through 6       --------------------------------------
of the Prospectus.                        Service  that  you  are  subject   to
                                          -------------------------------------
To    purchase    stock    in   the       withholding because of under-reporting
Subscription  Offering,  this fully       --------------------------------------
completed  Stock Order Form must be       interest or  dividends  on  your  tax
actually   received  by   Amsterdam       -------------------------------------
Federal no later  than 12:00  noon,       return.
Eastern Time on  __________,  1996,       -------
unless  extended,   otherwise  this
Stock    Order    Form    and   all       -------------------------------------
subscription  rights  will be void.       Signature                  Date
Completed    Stock   Order   Forms,
together with the required  payment       -------------------------------------
or  withdrawal   authorization  and       Additional Signature       Date
signed   Certification,    may   be       (if required)
delivered  to the  Stock  Center or
may  be  mailed   to  the   address      Sign and date  the  order  form.  Whe
indicated on the enclosed  business      purchasing as a  custodian,  corporate
reply    envelope.    All    rights      officer, etc., add you full  title  to
exercisable   hereunder   are   not      your signature. An additional signature
transferable  and shares  purchased      is required only when  payment  is  by
upon  exercise  of such rights must      withdrawal   from   an  account  that
be purchased for the account of the      requires more than  one  signature  to
person exercising such rights.  The      withdraw funds.  Your  order  will  be
undersigned   certifies  that  this      filled according to the provisions  of
stock order is for my account  only      the Plan of Conversion as described in
and  there  is  no   agreement   or      the Prospectus.
understanding     regarding     the
transfer of my subscription  rights
or any further  sales or  transfers
of these shares.

It is  understood  that  the  Stock
Order  Form  will  be  accepted  in
accordance  with,  and  subject to,
the  terms  and  conditions  of the
Plan  of  Conversion  of  Amsterdam
Federal.  If the minimum  number of
shares  cannot be sold,  all orders
will  be  canceled  and  funds  and
withdrawal  authorizations received
as   payment   will   be   returned
promptly with interest or canceled,
respectively.


                    THIS ORDER NOT VALIDATED UNLESS SIGNED
                 AND ACCOMPANIED BY A COMPLETED CERTIFICATION

                FOR ASSISTANCE, PLEASE CALL OUR STOCK CENTER AT
                                (   )    -
              FROM _:__ A.M. TO _:__ P.M., MONDAY THROUGH FRIDAY